KENTUCKY DEPARTMENT OF AGRICULTURE
INDUSTRIAL HEMP RESEARCH PILOT PROGRAM
PROCESSOR/HANDLER LICENSING AGREEMENT

This Processor/Handler Licensing Agreement ("Agreement") is made and entered into this 24th day of January, 2019 between the Kentucky Department of Agriculture ("KDA") and **HEMP TECHNOLOGY INC** (hereinafter "License Holder").

This Agreement, and the documents expressly incorporated by reference herein, together constitute the terms and conditions for License Holder's participation in the Kentucky Industrial Hemp Research Pilot Program (hereinafter "Program").

Section 1. Promises and responsibilities of License Holder.

In exchange for the commitments agreed to by KDA in Section 2 of this Agreement, the License Holder:

A. Promises to comply with the requirements set forth in KRS 260.850 to 260.869; and in 302 KAR 50, which are incorporated by reference into this Agreement;

B. Affirms that hemp shall not be processed, stored, or handled, at any location other than the locations listed in this table;

	Address	City	County	Location ID	Purpose	Latitude	Longitude
1	315 E 15th St.	Covington	Kenton	HempTech1	Processing/Storage	39° 4.451'N	84° 30.109'W

C. Agrees to apply for licensing of all processing, handling, and storage locations, including GPS coordinates, and receive KDA approval for those locations prior to having hemp on those premises;

D. Acknowledges that License Holder shall submit a Site Modification Request Form, the appropriate fees based on the requested changes, and obtain prior written approval from a representative of the KDA before implementing any change to the licensed sites stated in this Agreement, and that processing/handling site changes are subject to a site modification surcharge in the amount specified in 302 KAR 50:060 for a new set of GPS coordinates;

E. Acknowledges that License Holder, its representatives, agents and employees are acting as agents of the KDA and must comply with instructions from representatives of the KDA and law enforcement agencies;

F. Agrees to pay the participation fee and other applicable fees set forth in 302 KAR 50:060;

G. Consents to the entry onto, and inspection of, all premises where hemp or other cannabis plants or materials are located, or licensed to be located, by representatives of KDA and law enforcement agencies, with or without cause, with or without advance notice;

H. Consents to forfeiture and destruction, without compensation, of:
   1) Plants or material found to have a measured delta-9-THC content in excess of 0.3 percent on a dry weight basis;
   2) Plants or materials bearing off-label pesticide residues (or believed by KDA to have had pesticides applied off-label), regardless of the source or cause of contamination;
   3) Plants or material located in an area that is not licensed by KDA; and
   4) Plants or material not properly accounted for in required reporting to KDA;

I. Acknowledges that the License Holder shall comply with restrictions established by KDA limiting the movement of hemp plants and plant parts as set forth in 302 KAR 50:030;

J. Acknowledges that the risk of financial or other loss is borne solely by the License Holder;

K. Agrees that any time hemp is in transit, a copy of this Agreement shall be available for inspection upon the request of a representative of KDA or a law enforcement agency;

L. Agrees that, upon request from a representative of KDA or a law enforcement agency, the License Holder shall immediately produce a copy of this Agreement for inspection;

M. Agrees to submit reports required by KDA, on or before the deadlines set by KDA;

N. Agrees to notify KDA of any interaction with a representative of a law enforcement agency immediately by phone (502-782-4113) and follow-up in writing (hemp@ky.gov) within three (3) calendar days of the occurrence;

O. Agrees to notify KDA of any theft of hemp or other cannabis materials;

P. Agrees to not allow another person to process or handle hemp in lieu of requesting a separate Processor/Handler Licensing Agreement;

Q. Agrees to not possess, save, breed, reproduce, clone, or otherwise preserve for replication any variety of plants for which the License Holder does not have documented permission;

R. Agrees to provide to KDA, upon request, a copy of:
   1) Any intellectual property agreement License Holder has signed or executed related to hemp or other cannabis; and
   2) Any contract or other agreement related to the planting, replication, harvest, storage, transfer, transport, processing, and/or sales of hemp;

S. Agrees to comply with the federal Food Drug and Cosmetic Act and all other applicable local, state, and federal laws and regulations relating to product development, product manufacturing, consumer safety, and public health;

T. Agrees to comply with all land use restrictions set forth in 302 KAR 50.030;

U. Agrees to not grow, cultivate, or possess live hemp or cannabis plants without obtaining a Grower Licensing Agreement; and

V. Agrees that the industrial hemp research is limited to the research plan as outlined in the License Holder's approved application. Any changes to the research plan must be approved in writing by KDA, and any applicable fees paid to KDA.

Section 2. Responsibilities of KDA.

In exchange for the commitments agreed to by License Holder in Section 1 of this Agreement, KDA agrees to perform the responsibilities below:

A. Conduct the Program in accordance with the requirements set forth in KRS 260.850 to 260.869; and in 302 KAR 50;

B. Certify and license sites as required by 7 U.S.C. § 5940(b)(1)(B)(ii);

C. Make prompt efforts to obtain necessary Permits to Import from the federal Department of Justice's Drug Enforcement Administration for the importation of industrial hemp seeds for planting; and

D. Conduct a sampling and testing program to confirm harvest and product compliance with the legal definition of industrial hemp, stated in 7 U.S.C. § 5940 and KRS 260.850(5), as "the plant *Cannabis sativa L.* and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol [THC] concentration of not more than 0.3 percent on a dry weight basis."

Section 3. Miscellaneous.

A. The Parties agree that the terms of this Agreement supersede any previous agreement concerning the License Holder's participation in the Program as a Processor/Handler, but shall not supersede or alter the terms of any agreement concerning the License Holder's participation in the Program as a Grower.

B. The Parties expressly agree to comply with the provisions of 302 KRS 260.850 to 260.869, and 302 KAR 50, all of which are incorporated herein by reference.

C. The License Holder acknowledges the inherent risk associated with participation in a research program focusing on a new crop. License Holder acknowledges that License Holder bears sole responsibility for financial or other losses that may result from License Holder's choice to participate. License Holder agrees that KDA is not responsible for reimbursing or compensating License Holder for any loss resulting from License Holder's involvement with KDA's Program, and waives any right to seek compensation for the value of such losses.

D. Each provision of the Agreement is separate. If any provision is determined to be invalid, the rest of this Agreement shall continue in full force and effect. It is the intent of the Parties that if any provision of this Agreement is determined to be unenforceable as written, then that provision shall be enforced to the extent permitted by law, and the remainder of this Agreement shall be unaffected and remain enforceable.

E. Failure to comply with terms of this Agreement shall constitute grounds for appropriate disciplinary action, up to and including termination of this Agreement and expulsion from the department's program. A person who has been expelled from the Program shall not be eligible to reapply to the program for a period of five (5) years from the date of expulsion.

F. This Agreement may be terminated by either party upon thirty (30) days prior written notice.

G. The Parties agree that any dispute arising from this Agreement (or from any provisions of

KRS 260.850 to 260.869, or 302 KAR 50, all of which are incorporated herein by reference) shall be decided by the application of the laws of the Commonwealth of Kentucky; that the Franklin Circuit Court shall be the sole forum for the adjudication of such disputes, other than the administrative review procedures set forth in 302 KAR 50:030.

H. KDA does not discriminate on the basis of race, color, religion, sex, national origin, sexual orientation or gender identity, ancestry, age (40 and over), disability, veteran status or genetic information in employment or the provision of services and provides, upon request, reasonable accommodation including auxiliary aids and services necessary to afford individuals with disabilities an equal opportunity to participate in all programs and activities.

I. This Licensing Agreement shall expire March 31, 2021. Future participation in the Program will require License Holder to reapply and be approved by KDA.

IN WITNESS WHEREOF, the parties hereto have executed this Licensing Agreement by and through their duly authorized agents as of the day and year first above written.

Keith L. Rogers, Chief of Staff
Kentucky Department of Agriculture

1-24-19
Date

Signature of Signing Authority*

1/24/19
Date

Ryan Goldschmidt
Printed Name of Signing Authority

Chief Compliance Office
Title, if applicable*

Signing Authority*In the event the License Holder is not an individual, the person signing on behalf of the License Holder must have legal signing authority for the License Holder on file with KDA, and state the capacity in which the person is signing.